EX-16.1

[Deloitte & Touche LLP Letterhead]

November 26, 2002

Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street N.W.
Washington, D.C. 20549

Dear Sirs:

We have read and agree with the comments in Item 4 (a) of Form 8-K of Nimbus Group, Inc. dated November 21, 2002.

Yours truly,

/s/ Deloitte & Touche LLP